Exhibit 10.1

NEGOTIATED TRANSACTIONS

440 Louisiana, Suite 600

Houston, TX 77002

Phone:  713-861-1866

Fax:  832-201-9598

Email: Chris.Atherton@EnergyNet.com

SALE BROKERAGE/CONSULTING AGREEMENT

Between

Eastern American Natural Gas Trust

And

EnergyNet, Inc.

Contract No.

SALE BROKERAGE/CONSULTING AGREEMENT

This Agreement is made and entered into this 16th day of August, 2012 (“Effective Date”), between EnergyNet.com, Inc. (“ENERGYNET”), with a business address at 7201 I-40 W., Ste. 319, Amarillo, TX, 79106, herein called “ENERGYNET”, and Eastern American Natural Gas Trust, with a business address at The Bank of New York Mellon Trust Company, N.A., Corporate Trustee, 919 Congress, Austin Texas 78701 herein called “SELLER.”

WITNESSETH:

WHEREAS, ENERGYNET has knowledge and professional experience in the area of oil and gas marketing, acquisitions and divestitures;

WHEREAS, ENERGYNET has provided information to Seller, including the proposal titled “Eastern American Natural Gas Trust Proposal” dated July 20, 2012 (the “Proposal”) regarding ENERGYNET’s experience and other matters;

WHEREAS, SELLER desires to retain ENERGYNET to perform sales brokerage and consulting services (hereinafter called “Services”) as described in Article 4 and in Exhibit A involving the sale of properties (the “Properties”) as described in Exhibit B.

WHEREAS, Seller has advised ENERGYNET that Seller is required by the terms of its governing documents to liquidate and distribute its assets to its unitholders during 2013;

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties confirm our understanding with regard to the engagement of ENERGYNET by SELLER to provide Services.

ARTICLE 1 — ENGAGEMENT TERM

For purposes of this Agreement, the Term of this engagement will commence on the Effective Date and end upon the closing of the Properties sale(s) or termination by SELLER or ENERGYNET as hereinafter provided.  During the Term of the engagement, ENERGYNET shall make available to SELLER the Services of ENERGYNET and SELLER grants ENERGYNET the exclusive right to sell the Properties; subject, however, to the right of Energy Corporation of America to exercise its preferential right to purchase the Properties.

ARTICLE 2 — SELLER’S RIGHTS

ENERGYNET understands and agrees that SELLER may: (1) decline to accept any advice, recommendation or Services offered or performed by ENERGYNET hereunder; (2) determine the list of assets to be sold in any contemplated transaction; (3) decline or accept any and/or all proposed transactions; or (4) terminate this Agreement at any time, subject to the requirements in Article 6.

ARTICLE 3 — SELLER’S OBLIGATIONS

SELLER shall cooperate with ENERGYNET in obtaining and preparing information necessary for ENERGYNET to provide SERVICES.  SELLER further agrees that SELLER grants ENERGYNET the exclusive right to sell the properties and that SELLER shall, during the Term of this Agreement, forward all inquiries regarding the Properties to ENERGYNET.

ARTICLE 4 — SERVICES

ENERGYNET shall act as a consultant to SELLER for purposes of assisting and consummating direct placement negotiated sales of oil and gas properties.  Services may include but are not limited to the tasks outlined in Exhibit A and collectively referred to as
“Services” for purposes of this Agreement.

ENERGYNET represents and warrants to Seller that the information it has provided to Seller, including without limitation the information in the Proposal, is accurate in all material respects.

ENERGYNET will familiarize itself to the extent reasonably necessary and feasible with the Properties, it being understood that ENERGYNET shall, in the course of such familiarization, rely entirely upon information as may be supplied by SELLER without independent investigation.

ENERGYNET shall comply with all applicable laws, rules and regulations in connection with the marketing and sale of the Properties, and shall not take or fail to take any action that could result in Seller being in violation of any law, rule or regulation or liable to any person or governmental agency or authority for any amount or obligation other than (a) payment of the Sale Success Fee to ENERGYNET, (b) payment of any taxes imposed on Seller in connection with the sale of the Properties, and (c) payment of any expenses of the sale of the Properties approved by Seller in advance.

ARTICLE 5 — COMPENSATION

1)             Retainer

SELLER agrees to pay ENERGYNET non-refundable retainers of $ 0 payable upon execution of this Agreement and $ 0 payable upon the opening of the internet or physical data room.

2)             Sale Success Fee

At the closing of any sale of the Properties, or any portion thereof, during the Engagement Term or within 180 days following the end of the Engagement Term, SELLER will pay to ENERGYNET a “Sale Success Fee” of 4.0% of the first $2MM of the total sales price and 2% thereafter. Total sales price shall mean the total of all cash, plus the fair market value of all other non-cash forms of payment received by SELLER in connection with a sale.

SELLER’s obligation to pay Sale Success Fee will survive the termination of this Agreement.  The Sale Success Fee and all other payments to EnergyNet shall be paid in cash, in immediately available funds, at its corporate office in Potter County, Texas, or to such account of ENERGYNET with such bank or other financial institution as may be designated by ENERGYNET in writing at least two business days prior to the date any such payment is due.

ARTICLE 6 — INDEPENDENT CONTRACTOR

In performing under this Agreement, ENERGYNET shall act at all times an independent contractor.  ENERGYNET shall not make any commitment or incur any charge or expense in the name of SELLER, except as specifically provided herein.  SELLER shall have no direct control or supervision of ENERGYNET or its employees, subcontractors or agents in providing the Services.  The actual performance and supervision of all Services hereunder shall be by ENERGYNET.

ARTICLE 7 — TERMINATION

SELLER may at any time terminate this Agreement effective immediately upon written notice received by ENERGYNET.  In the event of termination, ENERGYNET shall be entitled to reimbursement of all expenses and payment for all compensation for Services performed up to the time of termination and as outlined in Article 5. As provided for in Article 5, if a Properties sale transaction or any portion thereof occurs within 180 days after such termination, then SELLER shall be liable to ENERGYNET for payment of the Sale Success Fee.

ENERGYNET may terminate this Agreement for any of the following reasons:  1) SELLER withdraws Properties or a portion of the Properties from this Agreement; (2) SELLER rejects reasonable offers to purchase Properties or a portion of the Properties; (3) SELLER engages in conduct which renders it unreasonably difficult for ENERGYNET to perform the Services; (4) SELLER fails to comply with reasonable requests of ENERGYNET; (5) SELLER insists that ENERGYNET engage in conduct that is contrary to ENERGYNET’s judgment or with which ENERGYNET fundamentally disagrees.  In the event that ENERGYNET believes it has the right to terminate this Agreement based upon the events identified in this paragraph, ENERGYNET shall provide written notice to SELLER identifying such grounds and SELLER will have ten (10) days to resolve such grounds.  In the event of termination following a failure or inability to resolve such grounds, ENERGYNET may terminate this agreement effective immediately upon notice received by SELLER.  As provided for in Article 5, if a Properties sale transaction or any portion thereof occurs within 180 days after such termination, then SELLER shall be liable to ENERGYNET for payment of the Sale Success Fee.

ARTICLE 8 — INDEMNITY AND RELEASE

1)              ENERGYNET shall protect, indemnify and save harmless and defend SELLER, its directors, officers, contractors, subcontractors, agents and employees, and SELLER subsidiaries and affiliates, and their respective directors, officers, agents and employees from and against any and all loss, cost (including but not limited to reasonable attorney’s fees), damage, injury, liability, claims, liens, demands, taxes, penalties interest or cause of action of every nature whatsoever in any manner arising out of or incident to or in connection with: (i) the performance of the Services to the extent resulting from the breach of this Agreement by ENERGYNET or (ii) any negligent act or omission or willful misconduct of ENERGYNET or its subcontractors or their respective officers, agent or employees. SELLER shall have the right, but not the obligation, at its own expense, to join in the defense of any action in which it is made a defendant.

2)              SELLER shall protect, indemnify and save harmless and defend ENERGYNET, its directors, officers, contractors, subcontractors, agents and employees from and against any and all loss, cost (including but not limited to reasonable attorney’s fees), damage, injury, liability, claims, liens, demands, taxes, penalties, interest or cause of action of every nature whatsoever in any manner arising out of or incident to or in connection with: (i) the breach of this Agreement by SELLER, (ii) SELLER’S actual knowledge of any untrue statement of a material fact contained in any offering materials or any amendment or supplement thereto or the omission to state a material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made, or any action taken by any party in reliance upon such untrue statement or omission, or (iii) any negligent act or omission or willful misconduct of SELLER or its subcontractors or their respective officers, agents or employees; provided, however, that the foregoing indemnification by Seller of ENERGYNET shall terminate and be of no further effect upon the sale of the Properties; it being understood that Seller is required by the terms of its governing documents to liquidate and distribute its assets to its unitholders during 2013. ENERGYNET shall have the right, but not the obligation, at its own expense to join in the defense of any action in which it is made a defendant.

3)              If a claim or cause of action of the nature described in Article 8(1) or 8(2) arises out of the joint or concurrent negligence or willful misconduct of ENERGYNET and SELLER, it is the express intent of the parties that each of them shall protect, defend, indemnify and save harmless the other to the extent of the indemnifying party’s negligence or willful misconduct.  The indemnification rights of SELLER and obligations of ENERGYNET under this Article 8 shall survive termination of this Agreement.

4)              In connection with the indemnity provided by SELLER to ENERGYNET hereunder, SELLER agrees to reimburse ENERGYNET for ENERGYNET’s out-of-pocket expenditures incurred by ENERGYNET in connection with any assistance ENERGYNET may provide at the request of SELLER in defense of SELLER against any claim asserted by a third party relative to any cause of action, claim or suit in which the Services provided by ENERGYNET hereunder are or become relevant, or where ENERGYNET is named as a Party with SELLER in such an action; provided, however, except that said reimbursement shall not apply where the alleged or actual negligence of ENERGYNET or its subcontractors or their officers, agents or employees shall be an issue in dispute or connected with, directly or indirectly, the said cause of action, claim or suit.

5)              Notwithstanding any other provision of this Agreement, upon the sale of the Properties, ENERGYNET hereby absolutely and unconditionally releases Seller from any liability or obligation arising out of or in connection with the transactions contemplated by this Agreement, other than ENERGYNET’s rights, if any, to (a) payment of the Sale Success Fee, and (b) payment of any expenses of the sale of the Properties approved by Seller in advance.

6)              It is expressly understood and agreed by the parties that (a) this Agreement is executed and delivered by The Bank of New York Mellon Trust Company, N.A. (the “Bank”) solely as trustee (the “Trustee”) of Eastern American Natural Gas Trust (the “Trust”), and not individually or personally, and (b) under no circumstances shall the Bank or the Trustee be responsible or liable for any obligation of Seller or the Trust under this Agreement; any such liability being expressly limited to the assets, if any, of the Trust.  ENERGYNET hereby absolutely and unconditionally releases the Bank and the Trustee from any liability or obligation arising out of or in connection with the transactions contemplated by this Agreement.

ARTICLE 9 — NOTICES

All legal notices and communications provided for in this Agreement shall be addressed and properly mailed as follows (or otherwise addressed as the respective parties shall subsequently specify in writing);

If to ENERGYNET:

EnergyNet.com, Inc.

7201 I-40 West, Ste. 319

Amarillo, TX 79106

ATTN:  Jim Black

If to SELLER:

The Bank of New York Mellon Trust Company, N.A., as trustee

of Eastern American Natural Gas Trust

919 Congress, Suite 500

Austin, Texas 78701

Attention: Mike Ulrich, Vice President

ARTICLE 10 — AMENDMENTS

This Agreement may not be amended, or any provision hereto waived, except by a written amendment executed with the same formality as this Agreement and executed by duly authorized representatives of the respective parties.

ARTICLE 11 — ENTIRE AGREEMENT

This Agreement sets forth the entire Agreement between SELLER and ENERGYNET relating to the Services and there are no promises or understandings between the parties other than those expressly stated herein.

ARTICLE 12 — HEADINGS

Headings used throughout this Agreement are for administrative convenience only and shall be disregarded for the purpose of construing and enforcing this Agreement.

ARTICLE 13 — WAIVER AND SEVERABILITY

In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision and never been contained therein.

Each party acknowledges and agrees that no waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other portions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

ARTICLE 14 — PUBLICITY

ENERGYNET may advertise the Services provided, and the successful conclusion of any sale which might occur pursuant to this Agreement, except that the distribution or publication of specific sales price information is prohibited unless agreed to by SELLER in advance.

ARTICLE 15 — ASSIGNMENT

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  This Agreement may not be assigned by either party without the prior written consent of the other party.

ARTICLE 16 — GOVERNING LAW

Each party acknowledges and agrees that this Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas and the exclusive venue for any action related to or concerning this Agreement shall be the Federal District Court for the Northern District of Texas, Amarillo Division and the Texas District Courts for Potter County, Texas. This Agreement and all matters relating to the meaning, validity or enforceability thereof and the performance of the Services hereunder shall be governed by the laws of the State of Texas.

ARTICLE 16 — COUNTERPARTS

This Agreement may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement effective the day and year first stated above.

ENERGYNET.COM, INC.

By:	/s/ William W. Britain
Name:	William W. Britain
Title:	President/CEO
Date:	August 16, 2012

SELLER

Eastern American Natural Gas Trust

By:	The Bank of New York Mellon Trust Company,
N.A.,
as Trustee

By:	/s/ Mike Ulrich
Name:	Mike Ulrich
Title:	Vice President

Exhibit A

SERVICES

ENERGYNET shall provide Services under this Agreement to assist SELLER in the sale process from initiation through closing.  Such Services may include but are not limited to the following tasks:

1.                                       Assist SELLER to analyze properties for divestiture and develop a marketing strategy designed to achieve SELLER’S goals;

2.                                       Identify, collect and organize information needed to prepare offering materials;

3.                                       Facilitate, to the degree desired for sale presentation by SELLER, internal and third party coordination to finalize engineering including evaluation of upside value;

4.                                       Establish timeline goals and identify sale issues;

5.                                       Advise on market value estimates based on final engineering and price and timing assumptions;

6.                                       Finalize marketing materials and Information Memorandum and organize data for marketing and internet or other data room presentation;

7.                                       Distribute teasers or publish select advertising (website, Market Report) for broad market exposure and personally contact, as practical, select recipients to gauge interest level and ensure offering attention;

8.                                       If applicable, receive and review executed confidentiality agreements from buyers;

9.                                       Manage BUYER activity throughout marketing and assist with BUYER data needs;

10.                                 Receive bids and advise on bid evaluations;

11.                                 Facilitate negotiation of bids to the extent desired by SELLER; and

12.                                 Provide BUYER due diligence and closing support as requested by SELLER.

Exhibit B

PROPERTIES

All right, title, and interests in and to the oil and gas properties described below, collectively referred to for purposes of this Agreement as the “Properties”:

All right, title and interest of Eastern American Natural Gas Trust (or of the Trustee of Eastern American Natural Gas Trust, acting in its capacity as such) in and to the Royalty NPI from Eastern American Energy Corporation, a West Virginia corporation, to Bank of Montreal Trust Company, a trust corporation organized under the laws of the State of New York, as trustee of Eastern American Natural Gas Trust under that certain Amended and Restated Trust Agreement dated as of January 1, 1993, delivered to be effective as of 7:00 a.m. Eastern Time, January 1, 1993.

For the avoidance of doubt, the Properties DO NOT INCLUDE any other asset or interest held by Eastern American Natural Gas Trust (or of the Trustee of Eastern American Natural Gas Trust, acting in its capacity as such).